Exhibit 99.1

 NEWS

USA Technologies, Inc.
100 Deerfield Lane, Suite 140
Malvern, PA  19355
T (800) 633 -0340

USA TECHNOLOGIES EXPANDS AND STRENGTHENS MANAGEMENT TEAM WITH INDUSTRY VETERAN

Appoints New Chief Financial Officer and Creates Chief Services Officer Position

 Announces 333,000 Connections as of June 30, 2015

Solid Progress Toward Growth Goals As Company Remains on Track

MALVERN, PA. – August 4, 2015 - USA Technologies, Inc. (NASDAQ:USAT) ("USAT"), a leader of wireless, cashless payment and M2M/IoT solutions for small-ticket, self-serve retailing industries, today announced the appointment of J. Duncan Smith, CPA, 56, as chief financial officer, effective August 31, 2015.  Mr. Smith succeeds David M. DeMedio, 44, who transitions to the newly created position of chief services officer (“CSO”) after having made significant contributions to the company as its CFO since 2005. Mr. DeMedio will work closely with Smith to ensure a seamless transition.

“We added 31,000 net connections in the fourth quarter to end our fiscal year with 333,000 connections, and demonstrated solid execution on our strategic and financial goals which we will discuss further in our earnings call to be held during September 2015,” said Stephen P. Herbert, chairman and chief executive officer, USA Technologies. “To support continued growth we are expanding our management team with the creation of a services role, CSO. Appointing our incumbent CFO to the position allows us to dedicate a C-level executive to oversee the ePort Connect Service, a substantial percentage of the company’s current total revenue, and one of our highest-potential growth opportunities.    Adding Duncan augments and deepens our executive team with his significant financial and operational expertise, as well as his public company experience.  With the expansion of our team and increased breadth, USA Technologies can better focus on an important component of our growth strategy and which we believe will drive increased competitive advantage.”

“It is an exciting time to join USA Technologies,” said Smith.  “USAT is positioned to take advantage of the significant untapped opportunities in the payment services market, with its unsurpassed long-standing commitment to innovation, technology and customer service.”

Smith, CPA, a seasoned executive with over 35 years of progressive leadership and financial management experience, will oversee all financial management, control, compliance and planning functions for USAT, along with significant roles in investor relations and corporate operations.

“Dave is an important member of the USA Technologies leadership team.  He has been instrumental in helping to guide USAT through a period of significant change in our industry,” said Herbert. “We see the new CSO position as critical to the future success of USA Technologies.  Dave is the best person for the job, and we know that he will continue to significantly contribute to what is now a stronger company, better positioned to deliver long-term value to our shareholders, and produce continuously better products and services to our customers.”

Smith joins USAT from Bryn Mawr Bank Corporation, Bryn Mawr, Pennsylvania  (NASDAQ:BMTC), a $3 billion bank holding company for The Bryn Mawr Trust Company and its subsidiaries, where he served as CFO and Treasurer since 2005.  During his 10 year tenure at BMTC, he oversaw all financial functions as the company experienced significant growth in key financial metrics including an increase in its market capitalization from approximately $150 million to over $500 million.  Smith was an integral part of BMTC’s success as it grew both organically and through a series of eight acquisitions.  He was also responsible for treasury functions, capital market activities and investor relations and was an active participant in investor road shows, earnings calls and institutional conferences.

Previously, he spent 12 years in a similar role with First Chester County Corporation   in West Chester, Pennsylvania, and five years with a denovo (start up) banking operation.  Smith also had approximately seven years’ of experience with several public accounting firms including Grant Thornton and Ernst & Young.  Smith has an undergraduate degree in accounting, a masters in taxation and his MBA.

DeMedio joined USAT in 1999, serving as controller and director of Network and Financial Services. He was promoted to the role of chief financial officer in 2005, where he oversaw all aspects of the Company’s financial planning, reporting and treasury functions and was the key liaison with USA Technologies’ wireless and transaction processing partners.  In the newly created position of chief services officer, he will be responsible for continuing to provide, and scale, the highest level of service to our customers, and their consumers, as well as delivering new and innovative services to these markets, with the goal of driving increasing value to both our customers and shareholders.  In addition, he will oversee the network and payment security on behalf of the Company’s ePort Connect customers and consumers, including being responsible for USA Technologies’ compliance with industry standards such as the Payment Card Industry (PCI).

About USA Technologies
USA Technologies is a leader of wireless, cashless payment and M2M/IoT telemetry solutions for small-ticket, self-serve retailing industries. ePort Connect® is the company's flagship service platform, a PCI-compliant, end-to-end suite of cashless payment and telemetry services specially tailored to fit the needs of small ticket, self-service retailing industries. USA Technologies also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile™ for customers on the go, and QuickConnect, an API Web service for developers. USA Technologies has been granted 87 patents; and has agreements with Verizon, Chase Paymentech, Visa, MasterCard, and customers such as Compass and others. Visit the website at www.usatech.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements, other than statements of historical fact included in this release, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USA Technologies or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USA Technologies' management, as well as assumptions made by and information currently available to USA Technologies' management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future earnings, cash flow or net income of USAT; the incurrence by us of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the ability of USAT to obtain widespread commercial acceptance of its products; the ability to prevent a security breach of our systems or services or third party services or systems utilized by us; whether any patents issued to USAT will provide USAT with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others; the ability of USAT to operate without infringing the proprietary rights of others;  and whether USAT's existing or anticipated customers purchase, rent or utilize ePort devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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Investor Contacts:
Michael Bishop, Blueshirt Group, +1 415.217.4968, mike@blueshirtgroup.com

Media Contacts:
Alicia V. Nieva-Woodgate, ANW Networks, +1 415.515.0866, alicia@anwnetworks.com